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                                                                    EXHIBIT 23.2






                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 (333-43224), Forms S-3 (No. 333-35752, 333-53965,
333-51003 and 333-37013) and Forms S-8 (No. 333-92337, 333-85107, 333-80501 and
333-26015) of Eltrax Systems, Inc. of our report dated March 26, 1999, on our audits of the consolidated financial statements of Sulcus Hospitality Technologies Corp. as of December 31, 1998 and for each year in the two year period ended December 31, 1998, which report is incorporated by reference in this Form 8-K.



                                             /s/ Crowe, Chizek and Company LLP
Columbus, Ohio
August 29, 2000